UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 12, 2011 (May 9, 2011)

Date of Report (Date of earliest event reported)

Protective Life Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11339	95-2492236
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2801 Highway 280 South

Birmingham, Alabama 35223

(Address of principal executive offices and zip code)

(205) 268-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Protective Life Corporation (“PLC”) held its Annual Meeting of shareowners on May 9, 2011 (the “2011 Annual Meeting”).  In accordance with the mandatory retirement age for Directors established in PLC’s By-Laws, James S. M. French did not stand for re-election to PLC’s Board of Directors at the 2011 Annual Meeting and resigned from the Board of Directors on May 9, 2011.

Item 5.07 Submission of Matters to a Vote of Security Holders

(b)

The matters that were voted upon at the 2011 Annual Meeting, and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, as applicable, are set forth below.

(1)     Election of Directors

Nominee Name	Votes For	Votes Withheld	Broker Non-Votes
Robert O. Burton	72,649,225	1,433,268	6,801,174
Thomas L. Hamby	70,902,523	3,179,970	6,801,174
John D. Johns	69,228,162	4,854,331	6,801,174
Vanessa Leonard	72,639,910	1,442,583	6,801,174
Charles D. McCrary	58,302,457	15,780,036	6,801,174
John J. McMahon, Jr.	69,019,635	5,062,858	6,801,174
Hans H. Miller	72,648,849	1,433,644	6,801,174
Malcolm Portera	72,644,129	1,438,364	6,801,174
C. Dowd Ritter	70,498,768	3,583,725	6,801,174
Jesse J. Spikes	72,634,042	1,448,451	6,801,174
William A. Terry	72,632,811	1,449,682	6,801,174
W. Michael Warren, Jr.	72,645,164	1,437,329	6,801,174
Vanessa Wilson	72,654,187	1,428,306	6,801,174

The affirmative vote of a majority of the shares present at the 2011 Annual Meeting, in person or by proxy, and entitled to vote on the proposal, was required to elect each nominee for Director.  Accordingly, each of the nominees for Director set forth above was elected by the share owners, to serve until the next annual meeting of share owners or until he or she is succeeded by another qualified Director who has been elected.

(2)     Advisory Vote Regarding the Compensation of the Named Executive Officers.

The shareowners were asked to vote on the following advisory resolution:

“RESOLVED, that the Company’s share owners advise that they approve the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Share Owners pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and the related discussion and materials.”

Votes For	Votes Withheld	Abstain	Broker Non-Votes
68,035,936	5,828,346	218,211	6,801,174

The affirmative vote of a majority of the shares present at the 2011 Annual Meeting, in person or by proxy, and entitled to vote on the proposal, was required to adopt the resolution set forth above.  Accordingly, the resolution set forth above was approved by the share owners.

(3)     Advisory Vote on Frequency of Advisory Vote on Executive Compensation.

The share owners were asked to vote on the following advisory resolution:

“RESOLVED, that the share owners of the Company recommend that an advisory resolution with respect to the compensation of the Company’s named executive officers should be presented every one, two, or three calendar years, as reflected by the share owners’ votes for each of these alternatives in connection with this resolution.”

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
65,145,845	3,227,535	5,651,475	57,638	6,801,174

A plurality of the votes cast determined the outcome of the advisory vote on the frequency of the advisory vote on executive compensation.  Accordingly, the share owners’ advisory vote was cast in favor of having an annual advisory vote on executive compensation.

(4)                Ratification of Appointment of PricewaterhouseCoopers LLP as Independent Accountants for 2011.

Votes For	Votes Against	Abstain	Broker Non-Votes
78,616,372	2,201,505	65,790	0

The affirmative vote of a majority of the shares present at the 2011 Annual Meeting, in person or by proxy, and entitled to vote on the proposal, was required to ratify the appointment of PricewaterhouseCoopers LLP as Independent Accountants for 2011.  Accordingly, the proposal to ratify the appointment of PricewaterhouseCoopers LLP as Independent Accountants for 2011 was approved by the share owners.

(d)

At a meeting of the Board of Directors held on May 9, 2011, after the 2011 Annual Meeting, the Board voted, in light of the share owner advisory vote on the frequency of share owner advisory votes on executive compensation, that the share owner advisory vote on the compensation of PLC’s named executive officers shall be held annually.  This determination by the Board will remain in effect until the Board determines otherwise, but in no event past the date of the next required vote on the frequency of the share owner vote on executive compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROTECTIVE LIFE CORPORATION
/s/Steven G. Walker
Steven G. Walker
Senior Vice President, Controller and Chief Accounting Officer

Dated:	May 12, 2011